SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)       January 29, 2007
                                                   _____________________________


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
________________________________________________________________________________
               (Exact Name of Registrant as Specified in Charter)


     New York                       1-4858                 13-1432060
________________________________________________________________________________
(State or Other Jurisdiction     (Commission             (I.R.S. Employer
  of Incorporation)              File Number)            Identification No.)


521 West 57th Street, New York, New York                   10019
________________________________________________________________________________
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code     (212) 765-5500
                                                    ____________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On January 29, 2007, the Compensation Committee of the Company's Board of Directors, with the assistance of independent compensation consultants, changed the Company's Annual Incentive Plan ("AIP") under the Company's 2000 Stock Award and Incentive Plan. Under the AIP, each executive officer, including the Chief Executive Officer ("CEO"), will have an annual incentive award target based on the achievement of specific quantitative financial corporate goals, derivative regional and/or category performance goals and non-financial strategic initiatives, which will be determined by the Compensation Committee no later than March of each year. The corporate objectives and the derivative regional and/or category objectives for 2007 under the AIP, which the Compensation Committee approved on January 29, 2007, relate to increases in sales, earnings before interest and taxes and return on investment. The non-financial strategic initiatives, which the Compensation Committee also approved on January 29, 2007, relate to (i) customers, including market share, customer satisfaction, service performance and product quality, (ii) workforce, including managing talent and development, and (iii) innovation, including new products, growth and return on product investment, cost savings initiatives and research and development innovation.

     Under the AIP, each executive officer will have a range of potential awards, both above and below target, which will be specified each year when the performance goals are established. The amount paid to each executive officer, including the CEO, following the end of the year will depend on the extent to which the performance goals are achieved. Based on the specific quantitative financial and non-financial objectives, if threshold performance is achieved for the year, the executive officer may be paid 25% of his or her target award and if maximum performance is achieved for the year, the executive officer may be paid up to a ceiling of 200% of that officer's target award. Failure to meet threshold performance for both the financial objectives and non-financial strategic initiatives, based on the performance goals, will result in no AIP award to the executive officer for that year.

     Each executive officer's AIP target award is a stated percentage of his or her base salary. For 2007, as approved by the Compensation Committee on January 29, 2007, the CEO's target award is 120% of base salary and the Flavors and Fragrances Group Presidents' and other Senior Vice Presidents' target award is 60% of base salary.

     Subject to the approval of the Compensation Committee, at the end of each year, based on the achievement for the year against the specific quantitative and non-financial objectives and based upon individual performance, the CEO may recommend that the Compensation Committee allocate AIP awards upwards or downwards among executive officers so long as the total AIP amount that is available based on actual achievement is not exceeded and so long as no executive officer is paid more than 200% of that officer's target award. The Compensation Committee also has negative discretion with respect to awards under the AIP.

     Attached as Exhibit 10.1 are the corporate performance objectives and the derivative regional and/or category objectives, as well as the non-financial strategic initiatives, for 2007 under the AIP.


Item 9.01.        Financial Statements and Exhibits.

(c)      Exhibits
10.1     Performance Criteria for 2007 under the Company's Annual Incentive Plan

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INTERNATIONAL FLAVORS & FRAGRANCES INC.


Dated:  January 31, 2007          By:  /s/ Dennis M. Meany
                                  ________________________________________
                                  Name:       Dennis M. Meany
                                  Title:      Senior Vice President, General
                                              Counsel and Secretary

                                 EXHIBITS INDEX



Exhibit Number                      Exhibit Description
--------------                      --------------------

10.1     Performance Criteria for 2007 under the Company's Annual Incentive Plan

                                                                EXHIBIT 10.1


     Performance Criteria for 2007 under the Company's Annual Incentive Plan

     For 2007, the corporate performance objectives and the derivative regional and/or category objectives under the Company's Annual Incentive Plan, which the Compensation Committee of the Company's Board of Directors approved on January 29, 2007, relate to increases in sales, earnings before interest and taxes and return on investment. The non-financial strategic initiatives, which the Compensation Committee also approved on January 29, 2007, relate to (i) customers, including market share, customer satisfaction, service performance and product quality, (ii) workforce, including managing talent and development, and (iii) innovation, including new products, growth and return on product investment, cost savings initiatives and research and development innovation.